Gran Tierra Energy Inc. Announces Second Quarter 2021 Results

•Achieved Second Quarter 2021 Average Total Production of 23,035 BOPD, Up 14% Year-Over-Year
•Reaffirms 2021 Full-Year Production Guidance of 27,500-28,500 BOPD and Capital Program of $130-150 Million
•Reaffirms 2021 Full-Year Budget Guidance: Cash Flow2 of $215-235 Million, Free Cash Flow2 of $75-95 Million, EBITDA1 of $265-285 Million
•Forecasts Second Half 2021 Free Cash Flow2 of $100-120 Million
•Credit Facility Balance Paid Down To $175 Million
CALGARY, ALBERTA, August 3, 2021, Gran Tierra Energy Inc. ("Gran Tierra" or the "Company") (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced the Company’s financial and operating results for the quarter ended June 30, 2021 ("the Quarter"). All dollar amounts are in United States dollars and production amounts are on an average working interest before royalties ("WI") basis unless otherwise indicated. Per barrel ("bbl") and bbl per day ("BOPD") amounts are based on WI sales before royalties. For per bbl amounts based on net after royalty ("NAR") production, see Gran Tierra’s Quarterly Report on Form 10-Q filed August 3, 2021.
Key Highlights:
•End of Colombian Blockades Affecting Gran Tierra:
◦As previously announced by Gran Tierra on May 17, 2021, a number of protests and blockades across Colombia impacted several key transportation routes throughout the country, resulting in the temporary shut-in of some of Gran Tierra’s wells and oil fields.
◦Though these blockades were not directed at Gran Tierra, these events caused the Company to implement temporary production curtailments during May and June 2021. As a result of the blockades, approximately 597,000 bbl of oil production were deferred during the Quarter and Gran Tierra does not expect any negative impact on the Company's oil reserves.
◦As the Company previously announced on July 12, 2021, the Colombian government successfully negotiated the end to all of the blockades in the areas that were affecting Gran Tierra’s operations, which has allowed the Company to restore its oil production throughout its entire Colombian portfolio.
•Second Quarter 2021 Production:
◦The Quarter's production averaged 23,035 BOPD, up 14% from the second quarter of 2020, but down 6% from the first quarter of 2021 ("the Prior Quarter").
◦The quarter-over-quarter production drop was due solely to the temporary impact of the blockades during the Quarter, all of which have since been lifted.
•Strong Second Half 2021 Production: Gran Tierra forecasts second half 2021 total production to average approximately 30,000-32,000 BOPD.
•Full Year 2021 Production Guidance: Based on the Company’s significant progress in restoring production subsequent to the Quarter, Gran Tierra reaffirms its 2021 full-year production guidance of 27,500-28,500 BOPD.
•Key Financial Metrics for the Quarter:

◦Credit Facility Paid Down: Despite the reduction in the Quarter's production, as of June 30, 2021, the Company had paid down its credit facility balance by $5 million to $175 million and had a cash and cash equivalents balance of $20 million. These figures compare to a credit facility balance of $180 million and cash and cash equivalents balance of $22 million at the end of the Prior Quarter. With 2021 expected free cash flow2 and changes in non-cash working capital (primarily related to the ongoing collection of tax receivables), Gran Tierra expects its bank credit facility to be paid down to a balance of $60-80 million by December 31, 2021.
◦Significant Reduction in Operating Expenses: Compared to the Prior Quarter, the Company’s operating expenses were down 9% to $12.46/bbl, despite the reduction in the Quarter's production. This decrease in operating expenses was achieved mainly by lower power generation costs in Acordionero.
◦Increases in Other Expenses:
▪Due to the temporary impact of the blockades during the Quarter, Gran Tierra rerouted some of its production to higher-cost transportation alternatives.
▪As a result of these temporary alternative marketing arrangements with higher costs, the quality and transportation discount was up $2.56/bbl during the Quarter to $11.54/bbl, relative to the Prior Quarter. Transportation expenses were up $0.28/bbl during the Quarter to $1.43/bbl, compared to the Prior Quarter.
▪With the resolution of the blockade situation, Gran Tierra has restored its normal, lower cost transportation routes and reaffirms its 2021 full year forecasts for quality and transportation discount of $8.00-10.00/bbl and transportation expenses of $0.90-1.10/bbl.
▪General and administrative ("G&A") expenses before stock-based compensation increased by $0.77/bbl during the Quarter to $3.49/bbl compared to the Prior Quarter due to the timing of certain corporate costs. Gran Tierra reaffirms its 2021 full year forecast for G&A expenses of $1.50-2.50/bbl.
◦Narrowed Net Loss and Increased EBITDA: Relative to the Prior Quarter, Gran Tierra significantly narrowed its realized net loss by 53% to $18 million from $37 million in the Prior Quarter; EBITDA1 also substantially improved to $34 million, up from $16 million in the Prior Quarter.
◦Funds Flow: Relative to the Prior Quarter, the Company's funds flow from operations1 was down 20% to $23 million, due to the Quarter's blockade-driven drop in production and temporary increase in expenses, but was up 290% from second quarter 2020.
◦Increased Oil Sales and Operating Netback: The Brent oil price averaged $69.08/bbl and Gran Tierra generated oil sales of $97 million, up 1% or $1 million from the Prior Quarter, as the 13% increase in the Brent oil price more than offset the 6% decrease in production during the Quarter. The Company’s operating netback3 of $33.44/bbl was up 15%, an increase of $4.24/bbl relative to the Prior Quarter. This improvement was achieved despite an increase in royalties to $10.21/bbl, up from the Prior Quarter's $8.34/bbl, which was caused by higher oil prices and despite increased expenses during the Quarter.
◦Capital Expenditures: The Quarter's expenditures of approximately $37 million were flat with the Prior Quarter's level of $37 million, as Gran Tierra pressed ahead with development drilling operations, completions and workovers at the Acordionero and Costayaco oil fields. The Company estimates that approximately 50-60% of its 2021 capital program of $130-150 million has been spent during the first half of 2021.
◦Oil Price Hedges In Place Designed To Protect Cash Flows During Second Half 2021: The Company has the following Brent oil price hedges in place covering 10,000 BOPD in second half 2021, with a weighted average floor price of $57.03/bbl and a weighted average ceiling price of $65.29/bbl (realized oil price hedging losses totaled $24 million during the Quarter, but the Company's first half 2021 hedges have now rolled off, replaced by the following hedges with much higher floor and ceiling prices):

Period and type of instrument	Volume, BOPD	Reference	Sold Put ($/bbl, Weighted Average)	Purchased Put ($/bbl, Weighted Average)	Sold Call ($/bbl, Weighted Average)	Swap Price ($/bbl, Weighted Average)
Three-way Collars: July 1, to December 31, 2021	7,000	ICE Brent	47.14	57.14	68.95	n/a
Swaps: July 1, to December 31, 2021	3,000	ICE Brent	n/a	n/a	n/a	56.75

Message to Shareholders
Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: “Despite the challenges with blockades during the Quarter, we are very pleased that we have now safely and diligently ramped operations back up throughout our Colombia portfolio. Although the blockades temporarily impacted Gran Tierra's production volumes, the stronger Brent oil price environment more than offset the effect of lower production volumes, as demonstrated by our higher oil sales and EBITDA1 figures. With production restored, we expect Gran Tierra to generate second half 2021 free cash flow2 of $100-120 million. With a constructive oil price environment, a successful first half 2021 drilling program and the expiry of our first half 2021 oil price hedges, we are very excited about the second half of 2021 and all of 2022."
Operations Update
•Acordionero Oil Field (100% WI)
◦Gran Tierra completed a total of 13 workovers during the Quarter to restore wells to production which had gone offline. During the current workover campaign, the average electric submersible pump replacement cost has decreased 57% from fourth quarter 2019.
◦The development drilling rig was active from November 30, 2020, to May 13, 2021, drilling both producers and water injectors. The average cost per well has decreased 38% since 2019. Five wells were drilled from Pad-6, with a pacesetter well from spud to rig release of 10.9 days, at a total cost of $1.9 million.
◦From January 1 to June 30, 2021, Gran Tierra drilled 11 new oil wells and 2 new water injection wells.
◦Gran Tierra believes its prudent reservoir management of Acordionero’s waterflood has allowed the Company to restore this field’s production to a level last achieved 20 months ago, which strongly demonstrates the effectiveness of the waterflood.
•Costayaco Oil Field (100% WI)
◦In March 2021, Gran Tierra commenced its infill development drilling campaign to drill 3 oil producers; this drilling program is the first in Costayaco since November 2019.
◦The CYC-42 and CYC-43 infill oil wells were drilled during March and April of 2021; and the CYC-44 infill well was drilled in late April, 2021.
◦The CYC-43 well is currently on production and the CYC-42 and CYC-44 wells are both expected to start production during August 2021.
•Moqueta Oil Field (100% WI)
◦During the Quarter, Gran Tierra initiated a 6-well workover program. One stimulation (MQT-12) and one injector conversion (MQT-2) were completed.
◦Two remaining injector conversions (MQT-6 and MQT-16) and two producer workovers (MQT-15 and MQT-8) are expected to be completed by early September 2021.
◦The workover program is designed to optimize the field's waterflood and potentially increase ultimate oil recovery.
•Suroriente Block (52% WI and Operator)

◦At the Cohembi oil field in the Suroriente Block, a facility expansion program is progressing as planned, which is expected to allow additional production to be brought online in the second half of 2021.
◦A workover rig in the Suroriente Block is currently running larger pumps in four oil wells. This pump upsizing program is being done in conjunction with the new facility expansion program.

Financial and Operational Highlights (all amounts in $000s, except per share and bbl amounts)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2021	2020	2021	2021	2020

Net Loss	$(17,627)	$(370,649)	$(37,422)	$(55,049)	$(622,275)
Per Share - Basic and Diluted	$(0.05)	$(1.01)	$(0.10)	$(0.15)	$(1.70)

Oil Sales	$96,623	$33,824	$95,493	$192,116	$119,903
Operating Expenses	(25,431)	(19,364)	(29,625)	(55,056)	(63,952)
Transportation Expenses	(2,921)	(3,226)	(2,506)	(5,427)	(7,263)
Operating Netback(1)(3)	$68,271	$11,234	$63,362	$131,633	$48,688

G&A Expenses Before Stock-Based Compensation	$7,133	$5,237	$5,898	$13,031	$12,677
G&A Stock-Based Compensation Expense (Recovery)	1,873	1,292	3,671	5,544	(763)
G&A Expenses, Including Stock Based Compensation	$9,006	$6,529	$9,569	$18,575	$11,914

Adjusted EBITDA(1)	$36,299	$17,872	$41,904	$78,203	$52,363

EBITDA(1)	$34,424	$(391,375)	$16,359	$50,783	$(537,993)

Funds Flow from Operations(1)	$23,272	$5,974	$28,973	$52,245	$28,201

Capital Expenditures	$37,384	$4,747	$37,427	$74,811	$49,024

Average Daily Volumes (BOPD)
WI Production Before Royalties	23,035	20,165	24,463	23,745	24,846
Royalties	(4,059)	(1,757)	(3,930)	(3,995)	(2,957)
Production NAR	18,976	18,408	20,533	19,750	21,889
Decrease (Increase) in Inventory	(522)	858	(262)	(393)	169
Sales	18,454	19,266	20,271	19,357	22,058
Royalties, % of WI Production Before Royalties	18%	9%	16%	17%	12%

Per bbl
Brent	$69.08	$33.39	$61.32	$65.23	$42.10
Quality and Transportation Discount	(11.54)	(14.10)	(8.98)	(10.40)	(12.23)
Royalties	(10.21)	(1.63)	(8.34)	(9.21)	(3.62)
Average Realized Price	47.33	17.66	44.00	45.62	26.25
Transportation Expenses	(1.43)	(1.68)	(1.15)	(1.29)	(1.59)
Average Realized Price Net of Transportation Expenses	45.90	15.98	42.85	44.33	24.66

Operating Expenses	(12.46)	(10.11)	(13.65)	(13.07)	(14.00)
Operating Netback(1)(3)	33.44	5.87	29.20	31.26	10.66
COVID-19 costs	(0.44)	(0.22)	(0.52)	(0.48)	(0.09)
G&A Expenses Before Stock-Based Compensation	(3.49)	(2.73)	(2.72)	(3.09)	(2.78)
Severance Expenses	—	(0.01)	(0.42)	(0.22)	(0.29)
Realized Foreign Exchange Gain (Loss)	0.19	0.75	(0.04)	0.07	0.75
Cash Settlements on Derivative Instruments	(11.91)	5.67	(6.18)	(8.95)	3.14
Interest Expense, Excluding Amortization of Debt Issuance Costs	(6.39)	(6.41)	(5.96)	(6.17)	(5.31)
Interest Income	—	—	—	—	0.08
Net Lease Payments	(0.01)	0.01	(0.01)	(0.01)	—
Current Income Tax Expense	0.01	0.20	—	—	0.02
Cash Netback(1)	$11.40	$3.13	$13.35	$12.41	$6.18

Share Information (000s)
Common Stock Outstanding, End of Period	366,992	366,982	366,982	366,992	366,982
Weighted Average Number of Common and Exchangeable Shares Outstanding - Basic and Diluted	366,982	366,982	366,982	366,982	366,982

(1) Funds flow from operations, operating netback, cash netback, earnings before interest, taxes and depletion, depreciation and accretion (“DD&A”) (“EBITDA”) and EBITDA adjusted for goodwill impairment, asset impairment, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, stock based compensation expense, unrealized derivative instruments gains or losses and other financial instruments gains or losses (“Adjusted EBITDA”) are non-GAAP measures and do not have standardized meanings under generally accepted accounting principles in the United States of America (“GAAP”). Refer to “Non-GAAP Measures” in this press release for descriptions of these non-GAAP measures and reconciliations to the most directly comparable measures calculated and presented in accordance with GAAP.
(2) Cash flow refers to the GAAP line item “net cash provided by operating activities”. Free cash flow is a non-GAAP measure and does not have a standardized meaning under GAAP and is defined as the midpoint of projected 2021 cash flow less the midpoint of projected 2021 capital spending. Refer to “Non-GAAP Measures” in this press release.
(3) Operating netback as presented is defined as oil sales less operating and transportation expenses. See the table titled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.

Conference Call Information:
Gran Tierra will host its second quarter 2021 results conference call on Wednesday, August 4, 2021, at 9:00 a.m. Mountain Time, 11:00 a.m. Eastern Time. Interested parties may access the conference call by dialing 1-844-348-3792 or 1-614-999-9309 (North America), 0800-028-8438 or 020-3107-0289 (United Kingdom) or 01-800-518-5094 (Colombia). The call will also be available via webcast at www.grantierra.com.
Corporate Presentation:
Gran Tierra’s Corporate Presentation has been updated and is available on the Company website at www.grantierra.com.
Contact Information
For investor and media inquiries please contact:

Gary Guidry
President & Chief Executive Officer

Ryan Ellson
Executive Vice President & Chief Financial Officer

Rodger Trimble
Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.
Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company currently focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Colombia and Ecuador and will continue to pursue additional growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Information on the Company’s website (including the Sustainability Report) does not constitute a part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.
Gran Tierra’s Securities and Exchange Commission filings are available on the SEC website at http://www.sec.gov and on SEDAR at http://www.sedar.com and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.
Forward-Looking Statements and Legal Advisories:
This press release contains opinions, forecasts, projections, expectations and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward-looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). The use of the words “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project” “forecast”, “guidance”, “target”, “goal”, “plan”, “budget” “objective”, “could”, “should”, and other terms identify forward-looking statements. In particular, but without limiting the foregoing, this press release contains forward-looking statements regarding: the Company’s 2021 outlook and guidance, including estimates of future production, EBITDA, net cash provided by operating activities (described in this press release as “cash flow”), free cash flow, total capital and certain associated metrics; expectations regarding its capital program, liquidity, including the ability to pay down the credit facility, and access to capital; strategies related to drilling and operational activities and expectations regarding well performance, production and workover activities; the benefits of reduced capital spending and G&A expenses; and the benefits of derivative transactions and expectations regarding future oil prices.
Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: the unprecedented impact of the COVID-19 pandemic and the actions of OPEC and non-OPEC countries and the procedures imposed by governments in response thereto; disruptions to local operations; the decline and volatility in oil and gas industry conditions and commodity prices; the severe imbalance in supply and demand for oil and natural gas; prices and markets for oil and natural gas are unpredictable and volatile; the accuracy of productive capacity of any particular field; the timing and impact of any resumption of operations; Gran Tierra’s operations are located in South America and unexpected problems can arise due to guerilla activity or local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; geographic, political and weather conditions can impact the production, transport or sale of our products; the ability of Gran Tierra to execute its business plan and realize expected benefits from current initiatives (including a reduction of the capital program); the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; the risk that current global economic and credit market conditions and the regulatory environment may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; volatility or declines in the trading price of our common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra’s ability to comply with financial covenants in its credit agreement and indentures and make borrowings under its credit agreement; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption "Risk Factors" in Gran Tierra’s Annual Report on Form 10-K for the year ended December 31, 2020, many of which are beyond the Company’s control. These filings are available on the SEC website at http://www.sec.gov and on SEDAR at www.sedar.com.
The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management's experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risk and uncertainties, many of which are beyond Gran Tierra’s control, which may cause actual results to differ materially from those implied or expressed by the forward looking statements. The risk that the assumptions on which the 2021 outlook and guidance are based prove incorrect may increase the later the period to which the outlook relates. In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact Gran Tierra’s business and financial condition. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.
The estimates of future production, EBITDA, net cash provided by operating activities (described in this press release as “cash flow”), free cash flow, total capital and certain expenses, discounts or costs may be considered to be future-oriented financial information or a financial outlook for the purposes of applicable Canadian securities laws. Financial outlook and future-oriented financial information contained in this press release about prospective financial performance, financial position or cash flows are provided to give the reader a better understanding of the potential future performance of the Company in certain areas and are based on assumptions about future events, including economic conditions and proposed courses of action, based on management's assessment of the relevant information currently available, and to become available in the future.
In particular, this press release contains projected operational and financial information for 2021 and the second half of 2021. These projections contain forward-looking statements and are based on a number of material assumptions and factors, including those set out above. Actual results may differ significantly from the projections presented herein. The actual results of Gran Tierra’s operations for any period could vary from the amounts set forth in these projections, and such variations may be material. See above for a discussion of the risks that could cause actual results to vary. See press release from the Company dated July 12, 2021 for additional information.
The future-oriented financial information and financial outlooks contained in this press release have been approved by management as of the date of this press release. Readers are cautioned that any such financial outlook and future-oriented financial and operational information contained herein should not be used for purposes other than those for which it is disclosed herein. The Company and its management believe that the prospective financial information has been prepared on a reasonable basis, reflecting management's best estimates and judgments, and represent, to the best of management's knowledge and opinion, the Company’s expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results.
Non-GAAP Measures
This press release includes non-GAAP financial measures as further described herein. These non-GAAP measures do not have a standardized meaning under GAAP. Investors are cautioned that these measures should not be construed as alternatives to net income or loss or other measures of financial performance as determined in accordance with GAAP. Gran Tierra’s method of calculating these measures may differ from other companies and, accordingly, they may not be comparable to similar measures used by other companies. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as to not imply that more emphasis should be placed on the non-GAAP measure.
Operating netback as presented is defined as oil sales less operating and transportation expenses. See the table entitled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.

Cash netback as presented is defined as net loss adjusted for depletion, depreciation and accretion (“DD&A”) expenses, goodwill impairment, asset impairment, deferred tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, derivative instruments gains or losses, cash settlements on derivative instruments and other financial instruments gains or losses. Management believes that operating netback and cash netback are useful supplemental measures for investors to analyze financial performance and provide an indication of the results generated by Gran Tierra’s principal business activities prior to the consideration of other income and expenses. A reconciliation from net loss to cash netback is as follows:

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
Cash Netback - (Non-GAAP) Measure ($000s)	2021	2020	2021	2021	2020
Net loss	$(17,627)	$(370,649)	$(37,422)	$(55,049)	$(622,275)
Adjustments to reconcile net loss to cash netback
DD&A expenses	28,927	42,484	31,318	60,245	99,778
Goodwill impairment	—	—	—	—	102,581
Asset impairment	—	398,458	—	—	402,362
Deferred tax expense (recovery)	9,203	(76,200)	8,651	17,854	(41,594)
Stock-based compensation expense (recovery)	1,873	1,292	3,671	5,544	(763)
Amortization of debt issuance costs	894	1,092	881	1,775	1,936
Non-cash lease expense	370	481	444	814	971
Lease payments	(393)	(460)	(462)	(855)	(975)
Unrealized foreign exchange loss (gain)	477	(1,544)	13,003	13,480	19,255
Derivative instruments loss (gain)	21,239	6,380	23,698	44,937	(6,487)
Cash settlements on derivative instruments	(24,305)	10,856	(13,404)	(37,709)	14,343
Other financial instruments loss (gain)	2,614	(6,216)	(1,405)	1,209	59,069
Cash netback	$23,272	$5,974	$28,973	$52,245	$28,201

EBITDA, as presented, is defined as net loss adjusted for DD&A expenses, interest expense and income tax expense or recovery. Adjusted EBITDA, as presented, is defined as EBITDA adjusted for goodwill impairment, asset impairment, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, stock based compensation expense or recovery, unrealized derivative instruments gains or losses and other financial instruments gains or losses. Management uses this supplemental measure to analyze performance and income generated by our principal business activities prior to the consideration of how non-cash items affect that income, and believes that this financial measure is useful supplemental information for investors to analyze our performance and our financial results. A reconciliation from net loss to EBITDA and adjusted EBITDA is as follows:

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
EBITDA - (Non-GAAP) Measure ($000s)	2021	2020	2021	2021	2020
Net loss	$(17,627)	$(370,649)	$(37,422)	$(55,049)	$(622,275)
Adjustments to reconcile net loss to EBITDA and Adjusted EBITDA
DD&A expenses	28,927	42,484	31,318	60,245	99,778
Interest expense	13,935	13,365	13,812	27,747	26,175
Income tax expense (recovery)	9,189	(76,575)	8,651	17,840	(41,671)
EBITDA	$34,424	$(391,375)	$16,359	$50,783	$(537,993)
Goodwill impairment	—	—	—	—	102,581
Asset impairment	—	398,458	—	—	402,362
Non-cash lease expense	370	481	444	814	971

Lease payments	(393)	(460)	(462)	(855)	(975)
Unrealized foreign exchange loss (gain)	477	(1,544)	13,003	13,480	19,255
Stock-based compensation expense (recovery)	1,873	1,292	3,671	5,544	(763)
Unrealized derivative instruments (gain) loss	(3,066)	17,236	10,294	7,228	7,856
Other financial instruments loss (gain)	2,614	(6,216)	(1,405)	1,209	59,069
Adjusted EBITDA	$36,299	$17,872	$41,904	$78,203	$52,363

Funds flow from operations, as presented, is defined as net loss adjusted for DD&A expenses, goodwill impairment, asset impairment, deferred tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, derivative instruments gains or losses, cash settlements on derivative instruments and other financial instruments gains or losses. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income or loss, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. A reconciliation from net loss to funds flow from operations is as follows:

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
Funds Flow From Operations - (Non-GAAP) Measure ($000s)	2021	2020	2021	2021	2020
Net loss	$(17,627)	$(370,649)	$(37,422)	$(55,049)	$(622,275)
Adjustments to reconcile net loss to funds flow from operations
DD&A expenses	28,927	42,484	31,318	60,245	99,778
Goodwill impairment	—	—	—	—	102,581
Asset impairment	—	398,458	—	—	402,362
Deferred tax expense (recovery)	9,203	(76,200)	8,651	17,854	(41,594)
Stock-based compensation expense (recovery)	1,873	1,292	3,671	5,544	(763)
Amortization of debt issuance costs	894	1,092	881	1,775	1,936
Non-cash lease expense	370	481	444	814	971
Lease payments	(393)	(460)	(462)	(855)	(975)
Unrealized foreign exchange loss (gain)	477	(1,544)	13,003	13,480	19,255
Derivative instruments loss (gain)	21,239	6,380	23,698	44,937	(6,487)
Cash settlements on derivative instruments	(24,305)	10,856	(13,404)	(37,709)	14,343
Other financial instruments loss (gain)	2,614	(6,216)	(1,405)	1,209	59,069
Funds flow from operations	$23,272	$5,974	$28,973	$52,245	$28,201

Gran Tierra is unable to provide forward-looking net income and oil and gas sales, the GAAP measures most directly comparable to the non-GAAP measures EBITDA and operating netback, respectively, due to the impracticality of quantifying certain components required by GAAP as a result of the inherent volatility in the value of certain financial instruments held by the Company and the inability to quantify the effectiveness of commodity price derivatives used to manage the variability in cash flows associated with the forecasted sale of its oil production and changes in commodity prices.
Operating netback as presented is defined as projected 2021 oil and gas sales less projected 2021 operating and transportation expenses. Operating netback per bbl as presented is defined as projected oil and gas sales price less 2021 forecasts of transportation and quality discount, royalties, operating costs and pipeline transportation from the 2021 budget Brent oil price forecast as outlined in the table above. The most directly comparable GAAP measures are oil and gas sales and oil and gas sales price, respectively. Gran Tierra is unable to provide a quantitative reconciliation of either forward-looking operating netback or operating netback per bbl to its most directly comparable forward-looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward-looking GAAP measures.
EBITDA as presented is defined as projected 2021 net income adjusted for DD&A expenses, interest expense and income tax expense or recovery. The most directly comparable GAAP measure is net income. Gran Tierra is unable to provide a quantitative reconciliation of forward-looking EBITDA to its most directly comparable forward-looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward-looking GAAP measure.
Free cash flow as presented is defined as the midpoint of GAAP projected 2021 “net cash provided by operating activities” less the midpoint of projected 2021 capital spending. The most directly comparable GAAP measure is net cash provided by operating activities. Management believes that free cash flow is a useful supplemental measure for management and investors to in order to evaluate the financial sustainability of the Company’s business. Gran Tierra is unable to provide a quantitative reconciliation of forward-looking free cash flow to its most directly comparable forward-looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward-looking GAAP measure.
Presentation of Oil and Gas Information
References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra’s reported production is a mix of light crude oil and medium and heavy crude oil for which there is not a precise breakdown since the Company’s oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.
This press release contains certain oil and gas metrics, including operating netback and cash netback, which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. These metrics are calculated as described in this press release and management believes that they are useful supplemental measures for the reasons described in this press release.
Such metrics have been included herein to provide readers with additional measures to evaluate the Company’s performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.